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                                                                     EXHIBIT 8.2

                            [FRESHFIELDS LETTERHEAD]

The Directors                                        DIRECT DIAL
Diamond Holdings plc                               OUR REFERENCE         SMP/CAM
Diamond Plaza                                     YOUR REFERENCE    0171 8327145
Daleside Road                                             DOC ID  LV080760.827/3
Nottingham NG2 36C

                                                                   17 March 1998

Dear Sirs

DIAMOND HOLDINGS PLC (THE COMPANY)
POUND STERLING 135,000,000 10% SENIOR NOTES DUE FEBRUARY 1, 2008 AND $110,000,000 9 1/8 SENIOR NOTES DUE FEBRUARY 1, 2008 (THE
SECURITIES)

INTRODUCTION

1. We have acted as English legal advisers to the Company in relation to the issue (the ISSUE) by the Company of the Securities for the limited purpose referred to in this opinion. We understand that the Securities are to be listed on the Luxembourg Stock Exchange and registered under the United States Securities Act of 1933, as amended, (the SECURITIES ACT) pursuant to a registration statement on Form S-4 (the REGISTRATION STATEMENT) filed under the Securities Act with the Securities and Exchange Commission. We have been asked by the Company to deliver our opinion in respect of the section under the headings SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES and TAXATION -- UNITED KINGDOM in the Registration Statement.

2. For the purposes of this opinion we have examined the documents listed in the Schedule to this opinion. Terms defined in the Schedule have the same meaning where used in this opinion. In this opinion the definitive Securities, the Global Security, the Depositary Agreement and the Indenture are together referred to as the ISSUE DOCUMENTS.

3. This opinion is confined to matters of English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law at the date of this opinion. Accordingly, we express no opinion herein with regard to any system of law other than the laws of England as currently applied by the English courts. In particular, we express no opinion on
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                            [FRESHFIELDS LETTERHEAD]

European Community law as it affects any jurisdiction other than England. This opinion is based on the laws of England as currently applied by the English courts and on generally published practice of the Inland Revenue and H.M. Customs and Excise applying as at the date of this opinion. This opinion is to be governed by and construed in accordance with English law as at the date of this opinion and is subject to changes to laws and practices and any relevant judicial decisions, subsequent to the date of this opinion. This opinion does not take account of any changes in United Kingdom law or practice announced in or which may occur pursuant to the Budget statement made by the United Kingdom Chancellor of the Exchequer on 17 March 1998. To the extent that the laws of the United States of America or any State thereof may be relevant, we have made no investigation thereof.

ASSUMPTIONS

4. In considering the documents referred to above and in rendering this opinion we have with your consent and without any further enquiry assumed:

(a) the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us whether as originals or copies;

(b) the conformity to originals of all documents supplied to us as photocopies or facsimile copies;

(c) that the Issue Documents will be executed in the form of the drafts examined by us;

(d) that the Issue Documents will be executed by duly authorised directors of the Company;

(e) that the Issue Documents will be duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws;

(f) that the Issue Documents constitute legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their terms under all applicable laws (including the laws of the State of New York by which the Issue Documents are expressed to be governed and including, in the case of the Company, the laws of England); and

(g) that in any proceedings before the English courts with respect to the Issue Documents satisfactory evidence of the laws of the State of New York (by which the Issue Documents are expressed to be governed) which is required to be pleaded and proved as a fact in such proceedings, could and would be so pleaded and proved.



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OPINION

5. On the basis of, and subject to, the foregoing and the matters set out in paragraph 6 below and subject to any matters not disclosed to us, and having regard to such considerations of English law in force, and generally published practice of the Inland Revenue and H.M. Customs and Excise applying, as at the date of this opinion as we consider relevant, we are of the opinion that the statements in the prospectus forming part of the Registration Statement under the heading TAXATION-UNITED KINGDOM, insofar as such statements relate to United Kingdom tax matters under English law and practice in relation to prospectuses, fairly summarises the potential United Kingdom tax consequences to a U.S. Holder as therein defined.

CONSENTS

6. We hereby consent to the references to our name under the caption SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES and to our name and opinion under the caption TAXATION and to the opinion being filed as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required within Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


Yours faithfully


/s/ Freshfields


Freshfields
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                            [FRESHFIELDS LETTERHEAD]


                                  THE SCHEDULE

(a) a copy of an Indenture relating to the Securities (the INDENTURE) between the Company and The Bank of New York;

(b) a copy of a Senior Notes Depositary Agreement relating to the Securities (the DEPOSITARY AGREEMENT) between the Company and The Bank of New York; and

(c) the draft forms of the definitive Securities and Global Security (the GLOBAL SECURITY) set out in the Indenture.